Exhibit 99.1

Lumen Announces Cash Tender Offers and Consent Solicitations

DENVER, July 25, 2022 /PRNewswire/ — Lumen Technologies, Inc. (NYSE: LUMN) (the “Company” or “Lumen”) and its indirect, wholly owned subsidiaries Level 3 Financing, Inc. (“Level 3 Financing”) and Embarq Florida, Inc. (“Embarq Florida”) have commenced cash tender offers pursuant to which (i) Level 3 Financing has offered to purchase any and all of its outstanding 5.375% Senior Notes due 2025 (the “2025 Notes”) and 5.250% Senior Notes due 2026 (the “2026 Notes” and, together with the 2025 Notes, the “Any and All Notes”) (collectively, the “Any and All Tender Offers”) and (ii) Embarq Florida has offered to purchase its 7.125% Senior Notes due 2023 (the “2023 Notes”) and 8.375% Senior Notes due 2025 (the “8.375% 2025 Notes” and, together with the 2023 Notes, the “Embarq Notes”) and the Company has offered to purchase its outstanding 5.125% Senior Notes due 2026 (the “Lumen Notes” and, together with the Embarq Notes, the “Maximum Tender Notes” and together with the Any and All Notes, the “Notes”) (collectively, the “Maximum Tender Offers” and, together with the Any and All Tender Offers, the “Tender Offers”) up to an aggregate principal amount of Maximum Tender Notes that will not exceed $1,000,000,000 less the aggregate principal amount of Any and All Notes purchased on the Early Settlement Date (as defined herein), if any (or, if no Early Settlement Date, on the Final Settlement Date (as defined herein)) (subject to increase or decrease by the applicable offeror, the “Aggregate Maximum Tender Amount”); provided that the Tender Offer for the Lumen Notes will be subject to an aggregate principal amount sublimit of $350,000,000 (subject to increase or decrease by us, the “Series Tender Cap”). There is no aggregate principal amount sublimit applicable to any other series of Notes. The Notes subject to the Tender Offers are identified in the tables below:

Any and All Tender Offers

Title of Notes	Issuer and Offeror	CUSIP Number(s)(1)	Aggregate Principal Amount Outstanding	Any and All Tender Offer Consideration(2)	Any and All Tender Early Tender Premium(2)	Any and All Tender Total Consideration(2)(3)
5.375% Senior Notes due 2025	Level 3 Financing, Inc.	527298BH5	$800,000,000	$950	$50	$1,000
5.250% Senior Notes due 2026	Level 3 Financing, Inc.	527298BM4	$775,000,000	$940	$50	$990

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers. They are provided solely for the convenience of holders of the Notes.
(2)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the offeror. Excludes Accrued Interest (as defined herein), which will be paid on Notes accepted for purchase by the offeror as described below.

(3)	Includes the Any and All Tender Early Tender Premium (as defined herein) for Notes validly tendered prior to the Early Tender Date (and not validly withdrawn) and accepted for purchase by the offeror.

Maximum Tender Offers

Title of Notes	Issuer and Offeror	CUSIP Number(s)(1)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Series Tender Cap	Maximum Tender Offer Consideration(2)	Maximum Tender Early Tender Premium(2)	Maximum Tender Total Consideration(2)(3)
7.125% Senior Notes due 2023	Embarq Florida, Inc.	913026AU4	$73,999,000	1	N/A	$950	$50	$1,000
8.375% Senior Notes due 2025	Embarq Florida, Inc.	913026AT7	$63,556,000	2	N/A	$950	$50	$1,000
5.125% Senior Notes due 2026	Lumen Technologies, Inc.	156700BB1 U1566PAB1	$1,250,000,000	3	$350,000,000	$845	$50	$895

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers. They are provided solely for the convenience of holders of the Notes.
(2)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the applicable offeror. Excludes Accrued Interest, which will be paid on Notes accepted for purchase by the applicable offeror as described below.

(3)

Includes the Maximum Tender Early Tender Premium (as defined herein) for Notes validly tendered prior to the Early Tender Date (and not validly withdrawn) and accepted for purchase by the applicable offeror.

In conjunction with the Any and All Tender Offers, Level 3 Financing also commenced solicitations (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”), on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement (as defined herein), of consents (each, a “Consent” and, collectively, the “Consents”) from holders of such Any and All Notes to amend certain provisions (the “Proposed Amendments”) of the indenture of Level 3 Financing, dated as of April 28, 2015 (as supplemented, the “2015 Indenture”) or the indenture of Level 3 Financing, dated as of March 22, 2016 (as supplemented, the “2016 Indenture”), under which the applicable series of Any and All Notes were issued (each, an “Indenture” and, collectively, the “Indentures”). Subject to the terms and conditions of the Consent Solicitations, the Proposed Amendments would amend the applicable Indenture as described in the Offer to Purchase and Consent Solicitation Statement to, among other things, eliminate substantially all of the restrictive covenants, eliminate certain events of default and modify certain redemption notice requirements contained in such Indenture.

Holders may not tender Any and All Notes without delivering their Consents pursuant to the related Consent Solicitation and may not deliver Consents without tendering their Any and All Notes pursuant to the related Any and All Tender Offer.

The terms and conditions of the Tender Offers and Consent Solicitations are described in an Offer to Purchase and Consent Solicitation Statement, dated July 25, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase and Consent Solicitation Statement”). The Tender Offers and Consent Solicitations are subject to the satisfaction or waiver of certain conditions as described therein, including, among other things, completion of the Company’s previously-announced divestiture of its Latin America business pursuant to a definitive agreement, dated July 25, 2021, with an affiliate of a fund advised by Stonepeak Partners LP (the “Divestiture Condition”).

The amounts of each series of Maximum Tender Notes to be purchased may be prorated as set forth in the Offer to Purchase and Consent Solicitation Statement. The order of priority for the purchase of Maximum Tender Notes (the “Acceptance Priority Levels”) is shown in the second table above, with “1” being the highest Acceptance Priority Level and “3” being the lowest Acceptance Priority Level.

Each Tender Offer and Consent Solicitation will expire at midnight, New York City time, at the end of the day on August 19, 2022, unless extended by the applicable offeror with respect to such Tender Offer or Consent Solicitation (such date and time, as it may be extended, the “Expiration Date”) or earlier terminated. No tenders of Notes or deliveries of related Consents submitted after the Expiration Date will be valid.

Subject to the terms and conditions of the Tender Offers and the Consent Solicitations, the consideration for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the applicable offeror pursuant to the Tender Offers will be the tender offer consideration for such series of Notes set forth in the applicable table above (as applicable, the “Any and All Tender Offer Consideration” or “Maximum Tender Offer Consideration”). Holders of Notes that are validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (and Consents not validly revoked, if applicable) at or prior to 5:00 p.m., New York City time, on August 5, 2022 (such date and time, as it may be extended by the applicable offeror, the “Early Tender Date”) and accepted for purchase by the applicable offeror pursuant to the Tender Offers will be entitled to receive the applicable Any and All Tender Offer Consideration or Maximum Tender Offer Consideration, plus the applicable early tender premium for such series of Notes set forth in the applicable table above (as applicable, the “Any and All Tender Early Tender Premium” or “Maximum Tender Early Tender Premium”, and, together with the applicable Any and All Tender Offer Consideration or Maximum Tender Consideration, the “Any and All Tender Total Consideration” or “Maximum Tender Total Consideration”, as the case may be), subject to the terms and conditions of the Tender Offers and the Consent Solicitations. Holders of Notes that are validly tendered (with Consents that have been validly delivered, if applicable) after the Early Tender Date but before the Expiration Date and accepted for purchase by the applicable offeror pursuant to the Tender Offers will not be eligible to receive the applicable Any and All Tender Early Tender Premium or Maximum Tender Early Tender Premium, as the case may be. All Notes validly tendered and accepted for purchase by the applicable offeror will, in addition to the applicable consideration set forth in the applicable table above, be entitled to accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the applicable Settlement Date (as defined herein) (“Accrued Interest”).

Tendered Notes may be validly withdrawn, and delivered Consents may be revoked, at or prior to 5:00 p.m., New York time, on August 5, 2022, unless extended by the applicable offeror with respect to any Tender Offer (or Consent Solicitation, as applicable) (such date and time, as may be extended by the applicable offeror, the “Withdrawal Deadline”). If the applicable Supplemental Indenture (as defined herein) with respect to a series of Any and All Notes effecting the Proposed Amendments is executed, withdrawal of a tender of Any and All Notes of such series after the Withdrawal Deadline will not constitute a revocation of the related Consent. Tenders of Notes and delivery of Consents after the Withdrawal Deadline, but prior to the Expiration Date, may not be validly withdrawn or validly revoked at any time (except in certain limited circumstances where additional withdrawal or revocation rights are required by law).

The applicable offeror reserves the right, but is under no obligation, to increase or decrease the Aggregate Maximum Tender Amount or Series Tender Cap at any time, in each case without extending the Early Tender Date or the Withdrawal Deadline for any Tender Offer or otherwise reinstating withdrawal or revocation rights of holders, subject to applicable law, which could result in the applicable offeror purchasing a greater or lesser amount of Maximum Tender Notes in the Maximum Tender Offers.

The applicable offeror reserves the right, but is under no obligation, at any point following the Early Tender Date and before the Expiration Date, subject to the satisfaction or waiver of the conditions to the Tender Offers and the Consent Solicitations, including the Divestiture Condition, to accept for purchase any Notes validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (and Consents not validly revoked, if applicable) at or prior to the Early Tender Date (the settlement date of any such purchase being the “Early Settlement Date”), subject to the Aggregate Maximum Tender Amount, the Series Tender Cap, the Acceptance Priority Levels and proration. The Early Settlement Date will be determined at the option of the applicable offeror and is currently expected to occur on August 9, 2022, the second business day after the Early Tender Date, assuming that all conditions to the Tender Offers and the Consent Solicitations have been either satisfied or waived by the applicable offeror, including the Divestiture Condition. The applicable offeror will purchase any remaining Notes that have been validly tendered (with Consents that have been validly delivered, if applicable) and not validly withdrawn (and Consents not validly revoked, if applicable) at or prior to the Expiration Date and that the applicable offeror accepts for purchase, subject to all conditions to the Tender Offers and the Consent Solicitations having been either satisfied or waived by the applicable offeror, including the Divestiture Condition, promptly following the Expiration Date (the settlement date of such purchase being the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), subject to the Aggregate Maximum Tender Amount, the Series Tender Cap, the Acceptance Priority Levels and proration. The Final Settlement Date is expected to occur on August 23, 2022, the second business day following the Expiration Date, assuming that the conditions to the Tender Offers and the Consent Solicitations are satisfied or waived, including the Divestiture Condition. Notes accepted on the Final Settlement Date, if any, will be accepted subject to the Aggregate Maximum Tender Amount, the Series Tender Cap, the Acceptance Priority Levels and proration, each as described in the Offer to Purchase and Consent Solicitation Statement.

Subject to the Aggregate Maximum Tender Amount, the Series Tender Cap and proration and the satisfaction or waiver of the conditions to the Tender Offers and the Consent Solicitations, including the Divestiture Condition, with respect to the applicable offeror, all Maximum Tender Notes tendered at or before the Early Tender Date having a higher Acceptance Priority Level will be accepted before any Maximum Tender Notes tendered at or before the Early Tender Date having a lower Acceptance Priority Level are accepted, and all Maximum Tender Notes validly tendered after the Early Tender Date having a higher Acceptance Priority Level will be accepted before any Maximum Tender Notes tendered after the Early Tender Date having a lower Acceptance Priority Level are accepted in the Maximum Tender Offers. However, if the Maximum Tender Offers are not fully subscribed as of the Early Tender Date, Maximum Tender Notes tendered at or before the Early Tender Date will be accepted for purchase in priority to other Maximum Tender Notes validly tendered after the Early Tender Date, even if such Maximum Tender Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Maximum Tender Notes tendered prior to the Early Tender Date, in all cases as further described in the Offer to Purchase and Consent Solicitation Statement.

Acceptance of tenders of any Maximum Tender Notes may be subject to proration if the aggregate principal amount for any series of Maximum Tender Notes validly tendered and not validly withdrawn would result in an amount that exceeds the Aggregate Maximum Tender Amount, or if the Lumen Notes validly tendered and not validly withdrawn would results in an amount that exceeds the Series Tender Cap. If the aggregate principal amount of Maximum Tender Notes or Lumen Notes validly tendered (and not validly withdrawn) at or before the Early Tender Date equals or exceeds the Aggregate Maximum Tender Amount or the Series Tender Cap, respectively, the applicable offeror will not accept for purchase any Maximum Tender Notes or any Lumen Notes tendered after the Early Tender Date, unless the applicable offeror increases the Aggregate Maximum Tender Amount or the Series Tender Cap, respectively, in such offeror’s sole discretion.

None of the Tender Offers is contingent upon the delivery of any minimum amount of Consents in the related Consent Solicitation (with respect to the Any and All Tender Offers), the tender of any minimum amount of Notes (either of any series or in the aggregate) or the consummation of any other Tender Offer. The adoption of the Proposed Amendments with respect to either series of Any and All Notes is not conditioned upon the consummation of the other Consent Solicitation or the adoption of the Proposed Amendments in respect of the other series of Any and All Notes.

Level 3 Financing intends to execute a supplement to each Indenture (each, a “Supplemental Indenture”) with the trustee with respect to the Proposed Amendments to the applicable Indenture if the requisite consents to effect such Proposed Amendments (the “Requisite Consents”) are received, as described in the Offer to Purchase and Consent Solicitation Statement.

Each Supplemental Indenture will become effective upon execution, but will provide that the Proposed Amendments applicable to the relevant series of Any and All Notes will not become operative unless Level 3 Financing accepts for purchase all validly tendered (and not withdrawn) Any and All Notes in the applicable Any and All Tender Offer.

The Company, Level 3 Financing and Embarq Florida may individually amend, extend or, subject to certain conditions and applicable law, terminate the relevant Tender Offer or Consent Solicitation, if applicable, at any time in its sole discretion. Full details of the terms and conditions of the Tender Offers and the Consent Solicitations are described in the Offer to Purchase and Consent Solicitation Statement, which is being sent by the Company to holders of the Notes. Holders of the Notes are encouraged to read the Offer to Purchase and Consent Solicitation Statement, as it contains important information regarding the Tender Offers and the Consent Solicitations.

The Company, Level 3 Financing and Embarq Florida have retained Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC to act as dealer managers for the Tender Offers and the solicitation agents for the Consent Solicitations. Questions and requests for assistance regarding the terms of the Tender Offers and the Consent Solicitations should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect), Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), RBC Capital Markets, LLC at (877) 381-2099 (toll-free) or (212) 618-7843 (collect) or TD Securities (USA) LLC at (866) 584-2096 (toll-free) or (212) 827-2842 (collect). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other documents relating to the Tender Offers and the Consent Solicitations may be directed to Global Bondholder Services Corporation, the tender and information agent for the Tender Offers, at (212) 430-3774 (for banks and brokers only) or (855) 654-2014 (toll-free) (for all others) or contact@gbsc-usa.com.

None of the Company, Level 3 Financing, Embarq Florida, any subsidiaries, affiliates, directors, managers or officers of any of the aforementioned parties, the dealer managers and solicitation agents, the tender and information agent or the trustees with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers or deliver any Consents pursuant to the Consent Solicitations, and no one has been authorized by any of them to make such a recommendation. Holders must make their own independent decision as to whether to tender their Notes and, if applicable, to deliver their Consents, and, if so, the principal amount of Notes as to which any such action is to be taken.

The Tender Offers and the Consent Solicitations are only being made pursuant to the Offer to Purchase and Consent Solicitation Statement. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers. The Tender Offers and the Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers and the Consent Solicitations are required to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of the applicable offeror by the dealer managers and solicitation agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Lumen

Lumen Technologies, Inc. (NYSE: LUMN) is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 500,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of Lumen Technologies, Inc.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other of Lumen’s oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond Lumen’s control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by Lumen in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the applicable offeror to consummate the Tender Offers and Consent Solicitations; the possibility that the existing noteholders will not be receptive to the Tender Offers or Consent Solicitations, as applicable; corporate developments that could preclude, impair or delay the aforementioned transactions due to restrictions under the federal securities laws; changes in the credit ratings of the applicable offeror; changes in the cash requirements, financial position, financing plans or investment plans of the applicable offeror; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in the SEC filings of Lumen and Level 3 Parent, LLC, you are cautioned not to unduly rely upon any forward-looking statements, which speak only as of the date made. Lumen undertakes no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about the applicable offeror’s intentions contained in any forward-looking statements reflects such offeror’s intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and their assumptions as of such date. Lumen may change its intentions, strategies or plans (including the plans expressed herein) without notice at any time and for any reason.

Media Relations Contact: Esmeralda Cameron P: 201.306.4197 Esmeralda.Cameron@lumen.com	Investor Relations Contact: Mike McCormack, CFA P: 720.888.3514 Mike. McCormack@lumen.com